Exhibit 99.1

NOVAGOLD Reports Second Quarter Results: Donlin Gold Continues to Advance Key State Permits while NOVAGOLD Maintains an Excellent Financial Position

Two key state Donlin Gold project permits continue to be advanced

NOVAGOLD and Barrick Gold Corporation (“Barrick”) continue to refine technical work for the next phase of Donlin Gold’s development

NOVAGOLD’s cash and term deposits were $157 million as of May 31, 2019

June 26, 2019 - Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (NYSE American, TSX: NG) today released its 2019 second quarter financial results and updates for its flagship Donlin Gold project in Alaska, which NOVAGOLD owns equally with Barrick.

Details of the financial results for the second quarter ended May 31, 2019 are presented in the consolidated financial statements and quarterly report filed on Form 10-Q with the SEC that is available on the Company's website at www.novagold.com, on SEDAR at www.sedar.com, and on EDGAR at www.sec.gov. All amounts are in U.S. dollars unless otherwise stated and all resource and reserve estimates are shown on a 100% project basis.

In the second quarter 2019, NOVAGOLD achieved the following milestones:

After the receipt of federal and several key state permits required for commencement of site activities in 2018, Donlin Gold LLC (“Donlin Gold”) continued to advance other major State permits:

The Alaska Department of Natural Resources (ADNR) Division of Mining, Land, and Water (DMLW) issued preliminary land use decisions on January 28, 2019 for the project’s transportation corridor, including the access road and related material sites, airstrip, and upriver Jungjuk Port. The public comment period for these decisions closed on March 29, 2019. Final approvals are anticipated by the end of 2019.

ADNR’s Division of Oil and Gas (DOG), State Pipeline Coordinator’s Section issued a preliminary decision to authorize the sections of the pipeline on State lands on January 28, 2019. The public comment period for this decision closed on March 22, 2019. Final approval is anticipated by the end of 2019.

Initiated safety training and camp preparations in May for the geotechnical field program required to support ADNR’s approval of the Alaska Dam Safety certificates for the tailings storage facility and water retention dams.

Donlin Gold and NOVAGOLD continued local community outreach in Alaska with the following activities:

With the assistance of 500 local residents, removed a total of 35,000 pounds of household hazardous waste from eight Yukon-Kuskokwim (Y-K) villages in partnership with Donlin Gold and the Delta Backhaul Company.

Financially supported and volunteered at the 2019 Iditarod Trail Sled Dog Race, which was won by Y-K region resident Peter Kaiser, who Donlin Gold has sponsored for the past decade.

Attended and participated in the EXCEL Alaska Academic Decathlon in Aniak, a non-profit event benefiting 140 youth in the Y-K region.

Supported the Skiku program that sends volunteer coaches to remote villages in Alaska to teach children the basic techniques of cross-country skiing.

Worked with Y-K region residents to conduct annual Kuskokwim River smelt surveys.

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President’s Message

With its half ownership of a district-scale gold project located in North America, NOVAGOLD continues to be extremely well positioned to deliver what we believe will be positive returns to shareholders as gold embarks upon what we anticipate to be the next leg of its multi-decade secular bull market. Guided by a very experienced management team with a strong track record of expert execution, we can take our time and do it right.

That being said, we enjoyed a very productive second quarter. We continued to support the Alaska State agencies in advancing permits for the Donlin Gold project. In addition, we conducted safety training and camp preparations in advance of the Donlin Gold geotechnical field program and with our Native Corporation partners, Calista Corporation (“Calista”) and The Kuskokwim Corporation (TKC), engaged in various community initiatives throughout the Y-K region. Importantly, together with our partner Barrick, we continued work on several aspects of the technical review for the project.

While the project has been granted a Federal Record of Decision (ROD) approving the Final Environmental Impact Statement (EIS), along with the Clean Water Act Section 404 and Rivers and Harbors Act Section 10 permits, we continue the process of securing all the requisite State permits. With that in mind, during the second quarter of 2019, we advanced two key permits: the ADNR DMLW land use decisions for the project’s transportation corridor, including the access road and related material sites, airstrip and port, and the ADNR DOG’s authorization for construction of the sections of the pipeline on State lands. Final approvals for both authorizations are expected by the end of 2019.

The Alaska Dam Safety certificates require delivery of final construction packages to the State. To that end we need to carry out an extensive field program which will include a site investigation to collect additional geotechnical information. This work will consist of drilling and field testing with installation of monitoring instruments, a pumping test program at the tailings storage facility, excavation of test pits, geophysical surveys, and laboratory testing. This work will allow us to continue to advance the engineering from feasibility level to the final construction packages. Safety training and camp preparations commenced in May, with drilling and site work scheduled to start in July. The site investigation information will initially support preliminary design packages, followed by detailed design packages and ultimately the final construction packages, each of which will be submitted to ADNR for issuance of the certificates.

With key permitting activities largely complete, our focus is also on integrating scoping-level optimization analyses into a study that should serve as the basis for an updated project development plan. In this regard, NOVAGOLD is collaborating with Barrick’s new management and technical team to advance the project in a financially disciplined manner with a strong focus on furthering our geological understanding, engineering excellence, environmental stewardship and safety.

Considering its size, scale, grade, exploration potential and stage of advancement, we believe Donlin Gold is truly unique. With approximately 39,000,000 ounces of gold in measured and indicated mineral resources grading 2.24 grams per tonne1, Donlin Gold is more than five times the size of the peer group average2, and double the world average grade3. When built, Donlin Gold is expected to have a mine life measured in decades, particularly considering that the project’s already robust endowment is contained within only three kilometers of an eight-kilometer mineralized trend. We believe that as Donlin Gold is located on private land designated for mining in Alaska, the second largest gold-producing State recognized for its strong time-tested support for responsible mining, it makes this project particularly valuable for all its stakeholders.

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1 Donlin Gold project estimates as per the Second Updated Feasibility Study (as defined herein). Represents 100% of measured and indicated mineral resources, of which NOVAGOLD’s share represents 50%. Measured and indicated resources are inclusive of proven and probable mineral reserves. Measured resources total 8M tonnes grading 2.52 g/t Au and indicated resources total 534M tonnes grading 2.24 g/t Au. Proven reserves total 8M tonnes grading 2.32 g/t Au, and probable reserves total 497M tonnes grading 2.08 g/t Au. See “Cautionary Note Concerning Reserve & Resource Estimates” and “Reserve/Resource Table” at www.novagold.com

2 Comparison peer group of 16 projects based on large (2Moz P&P cut off), North/South American gold-focused development projects using data from public filings, company documents and corporate websites.

3 2018 average grade of open-pit and underground deposits with gold as primary commodity and over 1 Moz in measured and indicated resources, sourced from S&P Global Market Intelligence.

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External Affairs & Stakeholder Engagement

Maintaining an active presence in the Y-K region continues to be important to NOVAGOLD. With the help of the Donlin Gold team, we cover an incredible amount of ground in terms of community engagement, local outreach and sponsorship of educational, environmental and sporting events. The work in these important spheres is ongoing. In the second quarter, for example, with the help of 500 residents, we removed a total of 35,000 pounds of household hazardous waste from eight Y-K villages, in a partnership with the Delta Backhaul Company and the Native Village of Napaimute. During the quarter we also sponsored the Iditarod Trail Sled Dog Race and Peter Kaiser, who is from the Y-K region and won the world-renowned event. Congratulations to Pete and his team of incredible sled dogs.

Our second quarter activities also included participating in the EXCEL Alaska Academic Decathlon in Aniak, a non-profit event benefiting 140 youth from the Y-K region; supporting the Skiku program which sends volunteer coaches to remote villages in Alaska to teach children the basic techniques of cross-country skiing; conducting our annual rainbow smelt spawning surveys in the Kuskokwim River; continuing outreach with our Native Corporation partner, Calista, to meet with local tribal councils; co-hosting with Calista the Women in Resources legislative reception in Juneau; and several other initiatives designed to establish Donlin Gold as a catalyst for sustainable improvement in the quality of life in communities affected by years of poverty and lack of opportunities for young people living in the area. Our objective is to help improve the standard of living in the Y-K region without compromising the rich traditional way of life of its inhabitants.

Balance Sheet

NOVAGOLD enjoys a robust balance sheet, with approximately $157 million in cash and term deposits as of May 31, 2019. This does not include an additional $100 million expected to come from Newmont within the next five years, with another $75 million contingent payment4 we could receive if the Galore Creek project approves a construction plan. NOVAGOLD believes it has sufficient financial resources to advance Donlin Gold up the value chain without the need to raise capital until a construction decision is made.

In conclusion, I’d like to express a few words of gratitude. Nothing happens without great teamwork. The Donlin Gold team has certainly been superb in shepherding the permitting and community engagement programs. Our sincerest appreciation goes to Calista and TKC, our Native Corporation partners, and to Barrick, our joint venture partner. We are also very grateful for the diligent and thorough efforts rendered by the government agencies involved in the various aspects of the permitting process. They have demonstrated a model adherence to the rigorous regulations they are tasked to enforce, industry best practices and incredible professionalism. And finally, I wish to express many thanks to our dedicated Board, management and employees for their hard work and unwavering commitment to excellence.

Gregory A. Lang
President & CEO

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4 Deferred compensation on sale of Galore Creek totals $100M: including $75M on earlier of PFS or no later than July 27, 2021 and $25M on earlier of FS or no later than July 27, 2023. An additional $75M is receivable upon approval of a Galore Creek construction plan by the owner(s).

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Financial Results

in thousands of U.S. dollars, except for per share amounts

	Three months ended May 31, 2019 $	Three months ended May 31, 2018 $	Six months ended May 31, 2019 $	Six months ended May 31, 2018 $
General and administrative expense (1)	4,215	4,896	8,555	9,581
Share of losses – Donlin Gold	2,198	2,905	3,521	4,746
Total operating expenses	6,413	7,801	12,076	14,327

Loss from operations	(6,413)	(7,801)	(12,076)	(14,327)
Other expense	1,254	(1,357)	951	(2,727)
Income tax expense	(356)	(79)	(713)	(145)
Loss from continuing operations	(5,515)	(9,237)	(11,838)	(17,199)
Loss from discontinued operations	—	(394)	—	(647)
Net loss	(5,515)	(9,631)	(11,838)	(17,846)

Loss per share, basic and diluted
Continuing operations	(0.02)	(0.03)	(0.04)	(0.06)
Discontinued operations	—	—	—	—
	(0.02)	(0.03)	(0.04)	(0.06)

			At	At
			May 31, 2019 $	Nov 30, 2018 $
Cash and term deposits			156,986	167,004
Total assets			252,497	260,929
Total liabilities			102,649	100,241

(1) Includes share-based compensation expense of $1,542 and $1,942 in the second quarter of 2019 and 2018, respectively, and $3,073 and $3,891 in the first six months of 2019 and 2018, respectively.

For the second quarter ended May 31, 2019, loss from operations decreased from $7.8 million in 2018 to $6.4 million in 2019 due to lower general and administrative expense and lower costs at Donlin Gold LLC. General and administrative expense decreased by $0.6 million primarily due to lower share-based compensation costs. At Donlin Gold expenses decreased by $0.7 million resulting from a reduction in permitting activities.

Net loss from continuing operations decreased from $9.2 million ($0.03 per share) in 2018 to $5.5 million ($0.02 per share) in 2019, primarily due to lower operating losses, higher interest income, accretion of notes receivable, and foreign exchange movements, offset by higher interest expense on the promissory note payable to Barrick.

Net loss from discontinued operations, net of tax of $0.4 million ($0.00 per share) in 2018 resulted from our share of expenses at the Galore Creek project. On July 27, 2018, we completed the sale of our 50% interest in the Galore Creek Partnership.

For the first six months ended May 31, 2019, the loss from operations decreased from $14.3 million in 2018 to $12.1 million in 2019 due to lower general and administrative expense and lower costs at Donlin Gold LLC. General and administrative expense decreased by $1.0 million primarily due to lower share-based compensation costs. At Donlin Gold expenses decreased by $1.2 million resulting from a reduction in permitting activities.

Net loss from continuing operations decreased from $17.2 million ($0.06 per share) in 2018 to $11.8 million ($0.04 per share) in 2019, primarily due to lower operating losses, higher interest income, accretion of notes receivable, and foreign exchange movements, offset by higher interest expense on the promissory note payable to Barrick.

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Net loss from discontinued operations, net of tax of $0.6 million ($0.00 per share) in 2018 resulted from our share of expenses at the Galore Creek project.

Liquidity and Capital Resources

In the second quarter 2019 compared to 2018, cash used in operating activities of continuing operations decreased by $0.1 million, due to higher interest income, partially offset by changes in working capital. Net cash provided from investing activities of continuing operations in the second quarter of 2019 included a $0.8 million decrease in Donlin Gold funding due to lower permitting and optimization activities.

For the first six months of fiscal year 2019 compared to 2018, cash used in operating activities of continuing operations decreased by $1.6 million, primarily due to higher interest income. Net cash provided from investing activities of continuing operations included a $1.7 million decrease in Donlin Gold funding due to lower permitting and optimization activities. For the six-month period, term deposits decreased by $7.0 million in 2019 and $4.0 million in 2018. Net cash used in financing activities of continuing operations related to withholding taxes paid on vested performance share units.

It’s our belief that NOVAGOLD’s cash and term deposits are sufficient to advance Donlin Gold, as well as meet our other financial obligations. Additional capital will be necessary if a decision to commence engineering and construction is reached for the Donlin Gold project. The term deposits are denominated in U.S. dollars and are held at Canadian chartered banks.

2019 Outlook

We continue to anticipate spending approximately $24 million in 2019, $13 million to fund our share of expenditures at the Donlin Gold project and $11 million for general and administrative costs.

NOVAGOLD remains focused on four primary goals in 2019: Continue to advance the Donlin Gold project toward a construction/production decision; maintain an effective corporate social responsibility program; promote a strong safety culture by maintaining a zero lost time accident record; and safeguard the company’s treasury.

Conference Call & Webcast Details

NOVAGOLD’s conference call and webcast to discuss these results will take place June 27, 2019 at 8:00 am PT (11:00 am ET). The webcast and conference call-in details are provided below.

Webcast:	www.novagold.com/investors/events/

North American callers:	1-800-319-4610

International callers:	1-604-638-5340

About NOVAGOLD

NOVAGOLD is a well-financed precious metals company focused on the development of its 50%-owned Donlin Gold project in Alaska, one of the safest mining jurisdictions in the world. With approximately 39 million ounces of gold in the measured and indicated mineral resource categories, inclusive of proven and probable mineral reserves (541 million tonnes at an average grade of approximately 2.24 grams per tonne in the measured and indicated resource categories on a 100% basis),5 Donlin Gold is regarded to be one of the largest, highest-grade, and most prospective known open pit gold deposits in the world. According to the Second Updated Feasibility Study (as defined below), once in production, Donlin Gold is expected to produce an average of more than one million ounces per year over a 27-year mine life on a 100% basis. The Donlin Gold project has substantial exploration potential beyond the designed footprint which currently covers three kilometers of an approximately eight-kilometer long gold-bearing trend. Current activities at Donlin Gold are focused on state permitting, optimization work, community outreach and workforce development in preparation for the construction and operation of this project. With a strong balance sheet, NOVAGOLD is well-positioned to fund its share of permitting and optimization advancement efforts at the Donlin Gold project.

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5 Donlin Gold data as per the Second Updated Feasibility Study (as defined herein). Donlin Gold measured resources of approximately 8 Mt grading 2.52 g/t and indicated resources of approximately 534 Mt grading 2.24 g/t, each on a 100% basis. Mineral resources have been estimated in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”).

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Scientific and Technical Information

Some scientific and technical information contained herein with respect to the Donlin Gold project is derived from the “Donlin Creek Gold Project Alaska, USA NI 43-101 Technical Report on Second Updated Feasibility Study” prepared by AMEC with an effective date of November 18, 2011, as amended January 20, 2012 (the “Second Updated Feasibility Study”). Kirk Hanson, P.E., Technical Director, Open Pit Mining, North America, (AMEC, Reno), and Gordon Seibel, R.M. SME, Principal Geologist, (AMEC, Reno) are the Qualified Persons responsible for the preparation of the independent technical report, each of whom are independent “qualified persons” as defined by NI 43-101.

Clifford Krall, P.E., who is the Mine Engineering Manager for NOVAGOLD and a “qualified person” under

NI 43-101, has approved and verified the scientific and technical information related to the Donlin Gold project contained in this press release.

NOVAGOLD Contacts:

Mélanie Hennessey
Vice President, Corporate Communications

Jason Mercier
Manager, Investor Relations

604-669-6227 or 1-866-669-6227

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, “would” or “should” occur or be achieved. Forward-looking statements are necessarily based on several opinions, estimates and assumptions that management of NOVAGOLD considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, included herein are forward-looking statements.  These forward-looking statements include statements regarding the 2019 Outlook; the potential development and construction of Donlin Gold; perceived merit of properties; the advancement of optimization studies at Donlin Gold; potential opportunities to enhance or maximize the value of Donlin Gold; the timing and likelihood of permits; opportunities to reduce capital outlays and improve project economics; the potential completion of an updated feasibility study on the project; mine life and production estimates at Donlin Gold; mineral reserve and resource estimates; work programs; capital expenditures; timelines; strategic plans; benefits of the Donlin Gold project and market prices for precious metals. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements are not historical facts but instead represent NOVAGOLD’s management expectations, estimates and projections regarding future events or circumstances on the date the statements are made.

Important factors that could cause actual results to differ materially from expectations include the need to obtain additional permits and governmental approvals; the timing and likelihood of permits; the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for continued cooperation between NOVAGOLD and  Barrick for the continued exploration, and development and eventual construction of the Donlin Gold property; the need for cooperation of government agencies and native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risks and uncertainties disclosed in reports and documents filed by NOVAGOLD with applicable securities regulatory authorities from time to time. The forward-looking statements contained herein reflect the beliefs, opinions and projections of NOVAGOLD on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

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Cautionary Note to United States Investors

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (CIM)—CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (“CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (SEC) Industry Guide 7 (“SEC Industry Guide 7”), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. NOVAGOLD’s disclosure concerning Reserve & Resources Estimates remains consistent with NI 43-101. Under SEC Industry Guide 7, mineralization may not be classified as a "reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. SEC Industry Guide 7 normally does not permit the inclusion of information concerning "measured mineral resources”, "indicated mineral resources” or "inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves” under SEC Industry Guide 7 in documents filed with the SEC. Investors should also understand that "inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. Under Canadian rules, estimated "inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Disclosure of "contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves” under SEC Industry Guide 7 as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves” are also not the same as those of SEC Industry Guide 7, and reserves reported by NOVAGOLD in compliance with NI 43-101 may not qualify as "reserves” under SEC Industry Guide 7. Donlin Gold does not have known reserves, as defined under SEC Industry Guide 7.  Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with SEC Industry Guide 7.

On October 31, 2018, the SEC adopted a final rule (“New Final Rule”) that will replace SEC Industry Guide 7 with new disclosure requirements that are more closely aligned with current industry and global regulatory practices and standards, including NI 43-101. Companies must comply with the New Final Rule for the company’s first fiscal year beginning on or after January 1, 2021, which for NOVAGOLD would be the fiscal year beginning December 1, 2021. The New Final Rule provides that SEC Industry Guide 7 will remain effective until all registrants are required to comply with the New Final Rule, at which time SEC Industry Guide 7 will be rescinded. While early voluntary compliance with the New Final Rule is permitted, NOVAGOLD has not elected to comply with the New Final Rule at this time.

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